Exhibit 10.64

SCHEDULE OF PARTIES TO FORM OF

EXECUTIVE EMPLOYMENT AGREEMENT

Each of the parties identified in the table below is party to an executive employment agreement with Remington Arms Company, Inc. (the “Company”) substantially in the form attached as Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2008. Each party’s employment agreement is substantially the same except for such party’s position, hire date, start date and base salaries (which range from $225,000 to $350,000).

Employee Name	Position	Hire Date	Start Date
Marc Hill	Chief Marketing Officer	12/15/08	12/15/08
Paul A. Miller	Executive Chairman	10/31/08	11/1/08
Fredric E. Roth, Jr.	General Counsel	6/16/08	6/16/08